Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

THE IBERIAN GROUP INC.
(Name of small business issuer in its charter)

Delaware	6510
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
___________________
10-1917 West 4th Avenue	Harvard Business Services, Inc.
Vancouver, British Columbia	25 Greystone Manor
Canada V6J 1M7	Lewes, Delaware 19958
(604) 947-6946	(302) 645-7100
(Address and telephone number of registrant's	(Name, address and telephone
executive office)	number of agent for service)

___________________

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate Offering	Registration Fee
Registered	Registered	Share	Price	[1]
Common Stock by
Selling Shareholders:	3,250,000	$0.01	$32,500	$1.28

Total	3,250,000	$0.01	$32,500	$1.28

[1]  Estimated solely for purposes of calculating the registration fee under Rule 457.

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

THE IBERIAN GROUP INC.
3,250,0000 Shares of Common Stock

     We are registering for sale by selling shareholders 3,250,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

     The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

     Our shares of common stock are not traded anywhere.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

     The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our business

     We were incorporated in Delaware on August 20, 2004, to engage in the business of real estate investment consulting with respect to properties located in Andalusia region of southern Spain. We have not started operations. We have not generated revenues from operations and must be considered a startup business. Our statutory registered agent in Delaware is Harvard Business Services, Inc., 25 Greystone Manor, Lewes, Delaware 19958. Our business office is located at10-1917 West 4th Avenue, Vancouver, British Columbia, Canada V6J 1M7 and our telephone number is (604) 947-6946.

     We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change.

     We have not conducted any market research into the likelihood of success of our operations.

     Management, or affiliates thereof, will not purchase shares in this offering.

The offering

     Following is a brief summary of this offering:

Securities being offered by selling shareholders	3,250,000 shares of common stock
Offering price per share	$0.01
Net proceeds to us	None
Number of shares outstanding before the offering	4,250,000
Number of shares outstanding after the offering if all of the
shares are sold	4,250,000

Summary financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of	As of
	April 30, 2008	October 31, 2007	October 31, 2006
	(Unaudited)	(Audited)	(Audited)
Balance Sheets
Total Assets	$13,855	$29,445	$259
Total Liabilities	$101,878	$97,892	$24,329
Stockholders Equity - (Deficit)	$(88,023)	$(68,447)	$(24,070)

	Six months ended	Year ended	Year ended
	April 30, 2008	October 31, 2007	October 31, 2006
	(Unaudited)	(Audited)	(Audited)
Statements of Operations
Revenue	$0	$0	$0
Total Expenses	$24,976	$55,177	$25,590
Net Income - (Loss)	$(24,976)	$(55,177)	$(25,590)

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock.

     1. Because our auditors have issued a going concern opinion, we have to raise additional capital in order to commence operations. If we do not raise additional capital, we will not start our operations.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we will be an ongoing business for the next twelve months. As of the date of the date of this prospectus, we have not commenced operations. We have to raise additional capital in order to become operational. Because sole officer and director is unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to raise additional funds from unaffiliated third parties.

     2. If we are unable to obtain additional funding, our proposed business operations will be harmed.

     We will require additional funds to implement our business plan. We anticipate that we will require a minimum of $40,000 to fund our planned activities for the next twelve months. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant. We currently do not have any arrangements or agreements to raise additional capital.

     3. We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

     We were incorporated on August 20, 2004 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $124,873. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to locate purveyors who will provide their services to our clients and to locate properties for resale to our clients,

*	our ability to attract clients who will engage our services,

*	our ability to generate revenues through the sale of our services,

*	being listed for trading on the Bulletin Board,

*	raising additional capital.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

     4. We do not have any clients and we cannot guarantee we will ever have any. Even if we obtain clients, there is no assurance that we will make a profit.

     We do not have any clients. Even if we obtain clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

     5. Because we are small and do not have much capital, we must limit marketing of our services to potential known clients. As a result, we may not be able to attract enough clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

     Because we are small and do not have much capital, we must limit marketing of our services. We intend to initiate revenue generation by the sale of services to the public. Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations. Currently we are spending all contributed capital from our sole officer and director on accounting and auditing fees. We do not know of anyone who will invest in us until our common stock is listed for trading on the Bulletin Board. All persons that we have spoken with have said they would consider investing in us when a trading market develops that would allow them to liquidate their investment if they chose to do so. There is no assurance that the SEC will declare this registration statement effective; that our common stock will trade on the Bulletin Board; or, that anyone will invest in us.

     6. Our services are subject to seasonal fluctuations and as a result there may be periods when we suspend operations.

     Seasonal fluctuations in the real estate market will adversely impact revenues and may impede future growth. Historically revenues in this area are strongest in the first and second quarters of the calendar year. Prolonged periods where there is a lack of revenue may cause cutbacks and create challenges for meaningful growth.

     7. We may face damage to our professional reputation if our future clients are not satisfied with our services. In this case, it is unlikely that we will be able to obtain future engagements. If we are unable to obtain engagements, investors are likely to lose their entire investment.

     As a real estate consulting firm, we depend and will continue to depend to a large extent on referrals and new engagements from our former customers as we will attempt to establish a reputation for high-caliber professional tour guide service company and integrity to attract and customers. As a result, if a customer is not satisfied with our services, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Accordingly, no assurances can be given that we will obtain customers in the foreseeable future.

     8. We are heavily dependent upon Mr. Paul T. Hayward, our sole officer and director. The loss of Mr. Wallerstein, upon whose relationships, knowledge, leadership and technical expertise we rely, would harm our ability to execute our business plan.

     We are dependent on the continued contributions of Paul T. Hayward, our sole officer and director, whose relationships, knowledge, leadership and experience in Hayward Andalusia Real Estate would be difficult to replace. We do not maintain any key person insurance on Mr. Hayward. If we were to lose his services, our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could hire a suitable replacement for Mr. Hayward.

     9. Because our sole officer and director will be devoting a limited amount of time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. Our sporadic operations could prevent us from attracting clients and result in a lack of revenues that may cause us to suspend or cease operations.

     Our sole officer and director, Thomas P. Hayward, will only be devoting limited amount of time to the operation of our company. He will devote approximately 20 hours per week or 50% of his time to our operations. Because he will be devoting a limited time to our operations, our operations may be sporadic and occur at times which are convenient to our Mr. Hayward. As a result, our operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of our business.

     10. Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

     We have only one officer and director. Mr. Hayward is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes-Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

     11. Because we do not maintain any insurance, if a judgment is rendered against us, we may have to cease operations.

     We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

     12. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     13. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

     Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker-dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock in this offering.  All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

     The price of the shares has been determined by our board of directors. We selected the $0.01 price for the sale of our shares of common stock. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares for the price they paid us. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

DILUTION

     Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     There are 35 selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;

2.	In privately negotiated transactions;

3.	Through the writing of options on the common stock;

4.	In short sales; or

5.	In any combination of these methods of distribution.

     The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;

2.	A price related to such prevailing market price of our common stock; or

3.	Such other price as the selling shareholders determine from time to time.

     The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

     We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $30,000. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

     There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

     Of the 4,250,000 shares of common stock outstanding as of October 31, 2007, 1,000,000 are owned by our sole officer and director and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933.

     We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $6,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

     The application of the penny stock rules may affect your ability to resell your shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of this prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a developmental stage company that has only recently begun our business operations. We have not generated any revenues from our intended business activities, and we do not expect to generate revenues until 2008.

     We received our initial funding of $4,250 through the sale of common stock to our officer and director who purchased 1,000,000 shares of our common stock at $0.001 per share on August 20, 2004 and from 35 shareholders of the company who purchased 3,250,000 shares of common stock at $0.01 per share between August 2004 and February 2005.

     We are a real estate consulting company and we intend to generate revenue by being instrumental in the sales of development properties situated in Andalusia Spain.

     We intend to become a full reporting company listed on the OTC Bulletin Board. Once we have achieved this status we will focus upon equity financing to raise necessary working capital. There is no assurance that additional financing will be available or if available, on terms that will be acceptable to the company.

     A significant component of our business strategy is the establishment and promotion of the Iberian Group brand in association with exclusive developer real estate products. If we do not establish a strong brand identity we may fail to build a client base or achieve significant revenues.

     Promoting the Iberian Group brand will depend largely on the success of our marketing efforts and our ability to provide a consistent, positive client experience. To promote our brand we expect to incur substantial expense related to advertising and other marketing efforts. We expect that developing a good reputation will be key to our success in developing a recognizable and trusted brand, which we believe can be achieved by providing a positive client experience. In order to provide a positive client experience, we expect to invest substantial sums in our marketing, sales fulfillment operations and client service operations.

     Our ability to provide a positive client experience is also dependent on external factors over which we may have little or no control. Our failure to provide our clients with positive experiences for any reason could substantially harm our reputation and prevent us from developing The Iberian Group as a trusted brand. The failure of our brand promotion activities could adversely affect our ability to attract new clients and maintain client relationships and, as a result, substantially harm our business and results of operations.

     Our sole officer and director has conflicts of interest in that he has other time commitments that will prevent him from devoting full-time to our operations, which may affect our operations. Because our sole officer and director, who is responsible for all our business activities, does not devote his full working time to operation and management of us, the implementation of our business plan may be impeded. Our sole officer and director has other obligations and time commitments, which will slow our operations and may reduce our financial results and as a result, may not be able to continue with our operations. Additionally, if and when our President becomes unable to handle the daily operations on his own, we may not be able to hire additional qualified personnel to augment our team or if needs be to replace him in a timely manner. If this event should occur, we may not be able to reach profitability. Every effort will be made to recruit exemplary additions to the Iberian Group team as funds become available.

     We have incurred losses since inception resulting in a net accumulated deficit of $124,873 on April 30, 2008. Our auditors have issued a going concern opinion. This means that there is a substantial doubt regarding our ability to continue as a going concern.

Milestones

     The following are our milestones for the next twelve months:

1.	Be listed for trading on the Bulletin Board operated by the Financial Industry Regulatory Authority: 60 days from the date this registration statement is declared effective by the SEC.

2.	Internet Presence, Advertising and Product Promotion - Maximum cost of $80,000. Time involved: 180 days after our shares of common stock are listed for trading on the Bulletin Board.

3.	Administration establishment - Maximum cost of $30,000. Time involved: Initially 90 days after we are listed for trading on the Bulletin Board

4.	Recruitment and staffing - Maximum cost of $70,000. Time involved: Initially 60 days after we are listed for trading on the Bulletin Board.

     Currently, we do not have the funds necessary to complete our milestones or operated for the next twelve months. We intend to obtain the necessary funds by the sale of equity securities or through loans. Currently we are spending all contributed capital from our officers and directors on accounting and auditing fees. We do not know of anyone who will invest in us until our common stock is listed for trading on the Bulletin Board. All persons that we have spoken with have said they would consider investing in us when a trading market develops that would allow them to liquidate their investment if they chose to do so. There is no assurance that the SEC will declare this registration statement effective; that our common stock will trade on the Bulletin Board; or, that anyone will invest in us.

Limited Operating History; Need for Additional Capital

     There is a limited historical financial information about us upon which to base an evaluation of our performance. We are a start-up corporation and have not generated any revenues from activities. We cannot guarantee we will be successful in our business activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we will be seeking equity financing or loans to provide for the capital required to implement our operations.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our activities. Equity financing could result in additional dilution to existing shareholders.

Results of Activities

     We have not generated any revenues to date. Our accumulated deficit since inception is $124,873.

     We continue to seek additional funding to finance new activities, most likely from equity financing. The completion of such a transaction depends on our ability to find suitable investors. Our sole officer and director has agreed to provide funding to us through December 2008.

     As at April 30, 2008, we owed our president, Thomas P. Hayward $12,561 for expenses incurred on our behalf. The amount is non-interest bearing, unsecured, and due on demand. During the year ended October 31, 2007, we received $71,160 from Mr. Hayward bearing interest at 5% per annum, and due December 31, 2007. On February 12, 2008, we agreed to extend the maturity date to December 31, 2008 and to increase the interest to 15% per annum effective March 1, 2008. As at April 30, 2008, accrued interest totalling $5,515 was due. There is no due date for the repayment of the funds advanced by Mr. Hayward. Mr. Hayward will be repaid from revenues or operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. There is no written agreement evidencing the advancement of funds by Mr. Hayward or the repayment of the funds to Mr. Hayward. The entire transaction was oral.

Liquidity and Capital Resources

     On August 20, 2004, we issued 1,000,000 shares of common stock to Thomas Hayward, our sole officer and director in consideration of $0.001 per share or a total of $1,000. The foregoing 3,250,000 shares of common stock were issued as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons.

     Between August 2004 and February 2005, we issued 3,250,000 shares of common stock to thirty-five individuals in consideration of $0.01 per share or a total of $32,500. The 3,250,0000 shares so issued are being registered in this offering. The foregoing 3,250,000 shares of common stock were issued as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons.

     As of April 30, 2008, our total assets were $13,855 and our total liabilities were $101,878.

BUSINESS

     We were incorporated in Delaware August 20, 2004 to engage in the business of real estate investment consulting with respects to properties located in Andalusia region of southern Spain. We have not started operations. We have not generated revenues from operations, but must be considered a start-up business. Our statutory registered agent in Delaware is Harvard Business Services, Inc., 25 Greystone Manor, City of Lewes, County of Sussex, Delaware 19958. Our business office is located at10-1917 West 4th Avenue, Vancouver, British Columbia, Canada V6J 1M7 and our telephone number is (604) 947-6946.

     We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change.

     We have not started our operations and will not start operations until we are listed for trading on the Bulletin Board operated by the Federal Industry Regulatory Authority.

     We have not conducted any market research into the likelihood of success of our operations.

Background

     We intend to offer real estate consulting services to persons located in North America who are interested in investing in real estate located in the Andalusia region of southern Spain.

Services

     We intend to cater to the newly located or inexperienced real estate investor who do not have a preexisting relationship with a real estate agent in Spain. We will assist the investor by locating qualified local experts in the Andalusia region who will assist with issues relating to the purchase of real property in the Andalusia region. For providing such service, we will be paid a fee by our customer.

The Process

     The client will provide us with information. The information will include the area of Andelusia that the client desires to purchase property; the price range of the property being bought or sold; the type of property, commercial or residential; and, other conditions of the purchase and sale established by the client. The information will primarily be gathered via email, but telephone conversations and personal site visits will also be employed when necessary.

     Once all the relevant information and preferences are gathered, the process of matching the client to a qualified Andalusia real estate agent. Personal interviews with the real estate agent will be coordinated by us.

     In exchange for obtaining a qualified real estate agent, we will be paid a fee by the real estate agent for referring our client to him. The fee will be 25% to 50% of whatever commission the real estate agent receives on the transaction. We will have an executed blanket agreement with each real estate agent prior to introducing our client to the real estate agent. If a transaction is not consummated, no fee is due and payable.

Our website

     Currently our website is under development. We have hired an outside technology provider to develop our website. The technology provider company we hire will provide the following services and products for the website: disk space, bandwidth, 155 mbit backbone, pop mailboxes, e-mail forwarding, e-mailing analysis, auto responder, front page support, unlimited FTP access and hotmetal/miva script. The foregoing will allow us to promote the use of our services in an attractive fashion, and communicate with our clients on-line.

     Our website will become the virtual business card and portfolio for us as well as our online “home.” It will showcase the services we will supply and a portfolio of properties and the variety of advisory services that we will offer. Currently, we have no customers and there is no assurance we will ever have any customers.

     The website will be a simple, well-designed site that is in keeping with the latest trends in user interface design. A site that is too flashy or tries to use too much of the latest Shockwave or Flash technology can be overdone and cause potential clients to look elsewhere. To those prospective clients that we are targeting, time is valuable and a website that takes too long to load or is difficult to navigate would not appeal to them.

     Other than investigating potential technologies in support of our business purpose and the preparation of our plan of operations, we have had no material business operations since inception on August 20, 2004. At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become an Internet-based real estate referral center.

     The Internet is a worldwide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

Procedure for Doing Business with Us

1.	We will email, telephone or meet with the clients to get relevant questions answered relating to our advisory services.

2.	We will disclose our fee and have the client execute a written contract with us.

3.	We will find between one and three real estate agents in Spain and introduce the real estate agent to the client for consideration.

4.	Upon completion or a real estate transaction we will collect our fee from the referred real estate agent.

Marketing Strategy

     We intend to execute agreements with real estate agents in Spain. At the same time we intend to promote our service to the public. We will charge a fee for our service. The fee we will be paid by the real estate agent we introduce.

     We will offer direct advertising of our services on our website, by flyers and promotional material that we create for distribution by mailing and handouts at retail outlets.

     Other methods of communication will include:

    Regular e-mailings to potential customers with updated company information and market changes
    Direct mail brochures and newsletters
    Publications - through newspapers and in the real estate section of local newspapers.
    Community Newsletters
    Informal marketing/networking activities such as joining organizations or attending conferences.

     Customer-based marketing will include:

    Emphasizing repeat sales to clients who have used our services
    Additional sales facilitated by links to our website
    Strategic partnerships such as cooperative advertising

Website Marketing Strategy

     Web marketing will start with our known contacts whom we will ask to recommend our site. We will continue the strategy with long-term efforts to develop recognition in professional forums. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.

Revenue

     Initially, we intend to generate revenue from one source:

    Fixed Fee - By charging a fixed fee of 25% to 50% of the Realtor’s commission on the purchase or sale of a tract of real estate.

     We intend to develop and maintain a database of all our clients and real estate agents in order to continuously build and expand our services.

     There is no assurance that we will be able to interest the public or real estate agents in participating in our services.

         The website will be the primary tool used to launch the service and deal with the clients. Not only will it begin the process of assessing the clients needs, it will also allow the clients the opportunity to peruse properties available on the market, determine how much mortgage they qualify for and a variety of other services.

    Competition

         We face intense competition from numerous established real estate agents which places us at a competitive disadvantage since they are more established within their network. Many of these real estate agents have been working the referral business among themselves for years and will be reluctant to change the procedure of doing business. Many of these competitors will have greater customer bases, operating histories, financial, technical, personnel and other resources than we do at this time. There can be no assurances we will be able to break into this industry offering a new type of referral service.

         The real estate referral business as it exists now throughout Spain is highly competitive and is characterized by many individual real estate agents, large organized real estate companies and corporate relocation companies.

         Companies compete for the referral business based on personal contacts, services offered, and reputation and in some cases, cost.

         We do not currently have a competitive position in the Spanish real estate referral business. However, no such service, that we are aware of, has been successfully launched in the marketplace in Spain and it may very well fill an important niche such as it has done in the United States. We will have to develop our competitive position. It will be attempted primarily through the promotion and use of the web site. We will advertise in Spain’s real estate publications and contact and maintain ongoing communication with client base from previous relationships with our president.

    Government Regulation

         As we are operating in the Andalusia region of southern Spain, there are no laws which prohibit us from receiving a fee for placing a client with a real estate agent located in Spain.

         We are not currently subject to direct federal, state, provincial, or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

         We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Delaware. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

    Insurance

         We do not maintain any insurance relating to our business or operations.

    Employees

         We are a start-up stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

    Offices

         We lease office facilities at 10-1917 West 4th Avenue, Vancouver, British Columbia, Canada, from Mr. Hayward, our president on a month to month basis. Our monthly rental, donated by Mr. Hayward, is $200. Our telephone number is (604) 947-6946.

         We also lease office facilities at 95 Wilton Road, Suite 3, London, United Kingdom SW1V 1BZ from Mr. Hayward on a month to month basis. Our monthly rental, donated by Mr. Hayward, is $200. Our telephone number is 44 (845) 867-5925.

    MANAGEMENT

    Officers and Directors

         Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

         The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Thomas P. Hayward	47	president, principal executive officer, secretary,
10-1917 West 4th Avenue		treasurer, principal financial officer, principal
Vancouver, British Columbia		accounting officer and sole member of the board of
Canada V6J 1M7		directors.

         The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

    Background of our sole officer and director

         Thomas P. Hayward has been our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer and sole member of our board of directors since inception on August 20, 2004. From January 2002 to September 2005, Mr. Hayward was a director of the Montpellier Group located at Unit #103. 111, West Broadway Vancouver BC The Montpellier Group was engaged in the business of consulting and business coaching. He was active as a director in addition to providing some consulting services to clients. From January 2001 to July 2002, Mr. Hayward was a director and treasurer of Viral Genetics, Inc. located at 1321 Mountain View Circle, Azusa, CA 91702. Viral Genetics, Inc. is engaged in the business of medical research into prevention or alleviation of HIV and AIDS related ilnesses. He was responsible for directorship and treasurer duties. From April 1998 to January 2001, Mr. Hayward was president of 5 Starliving Online, Inc. 5 Starliving Online, Inc. was located at 301 West 1st Avenue Vancouver BC. The company was engaged in the business of showcasing and marketing of exclusive goods and services to wealthy international consumers via a family of internet portals. He was CEO responsible for the general day to day operations of the company. From September 1997 to December 1998, Mr. Hayward was investor relations counsel to Europa Resources, Inc. located at 200 Granville Street Vancouver BC. Europa Resources, Inc. was engaged in the business of developing industrial resources in the Ukraine. He assisted in obtaining a greater public awareness of the company and its activities. From March 1994 to September 1997, Mr. Hayward was investor relations counsel to Datotech Systems, Inc. located at 625 Seymour Street, Vancouver BC. Datotech Systems, Inc. was engaged in the business of developing software to operate hand held computer peripherals. He was responsible for creating greater public awareness of the company and its research. Mr. Hayward is not an officer or director of any other corporations that files reports with the SEC pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934.

         During the past five years, Mr. Hayward has not been the subject of the following events:

         1. Any bankruptcy petition filed by or against any business of which Mr. Hayward was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

         2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

         3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Hayward’s involvement in any type of business, securities or banking activities.

         4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

    Audit Committee and Charter

         We have a separately-designated audit committee of the board. Audit committee functions are performed by our board of directors. None of our directors are deemed independent. All directors also hold positions as our officers. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee.

    Audit Committee Financial Expert

         None of our directors or officers have the qualifications or experience to be considered a financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.

    Code of Ethics

         We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

    Disclosure Committee and Charter

         We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.

    Section 16(a) of the Securities Exchange Act of 1934

         As of the date of this report, our sole officer and director is current with respect to all reports filed pursuant to section 16(a) of the Securities Exchange Act of 1934. Dona Loui who owns in excess of 10% of our total outstanding shares of common stock has not filed any reports pursuant to section 16(a) of the Securities Exchange Act of 1934 and is delinquent in her reporting obligations thereunder.

    Conflicts of Interest

         The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

    EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by us for the last three fiscal years ending October 31, 2007 for each or our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Thomas P. Hayward	2007	0	0	0	0	0	0	0	0
President	2006	0	0	0	0	0	0	0	0
	2005	2,140	0	0	0	0	0	0	2,140

         We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

         The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

         There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

    Compensation of Directors

         The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Director’s Compensation Table
Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Thomas P. Hayward	2007	0	0	0	0	0	0

    Long-Term Incentive Plan Awards

         We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

    Indemnification

         We do not have any provisions in our Articles of Incorporation or Bylaws to indemnify our officers or directors.

         Section 102 of the Delaware General Corporation Law (‘DGCL”) as amended allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of DGCL or obtained an improper personal benefit.

         Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the registrant) by reason of the fact that the person is or was a director, officer, agent or employee of the registrant or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the registrant, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the registrant as well but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the registrant, unless the court believes that in light of all the circumstances indemnification should apply.

         Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

         Our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability: for any breach of the director’s duty of loyalty to the registrant or our stockholders; for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; under section 174 of the DGCL regarding unlawful dividends and stock purchases; or for any transaction from which the director derived an improper personal benefit. These provisions are permitted under Delaware law.

         The indemnification provisions contained in our Certificate of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

         We have no directors and officers’ liability insurance at this time. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification would be required or permitted.

         Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

    PRINCIPAL AND SELLING SHAREHOLDERS

         The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

				Percentage of
			Number of Shares	Ownership After
	Number of	Percentage of	After Offering	the Offering
Name and Address	Shares Before	Ownership Before	Assuming all of the	Assuming all of the
Beneficial Owner	the Offering	the Offering	Shares are Sold	Shares are Sold
Thomas P. Hayward [1]
10-1917 West 4th Avenue
Vancouver, British Columbia
Canada V6J 1M7	1,000,000	23.53%	1,000,000	23.53%

All current officers and
directors as a group
(1 person)	1,000,000	23.53%	1,000,000	23.53%

Dona Loui	500,000	11.76%	0	0.00%
10-1917 West 4th Ave
Vancouver
BC Canada

[1]

    The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Hayward is the only "promoter" of our company.

    Securities authorized for issuance under equity compensation plans.

         We have no equity compensation plans.

    Selling Shareholders

         The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage
				of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the share are
Name	prior to offering	prior to offering	offered	sold in the offering
Edgar Angeles	100,000	2.35%	100,000	0.00%
15843 101 Ave
Surrey
BC Canada

Am Basi	100,000	2.35%	100,000	0.00%
404-12082 92A Ave
Surrey
BC Canada

Grace Bullen	35,000	0.82%	35,000	0.00%
80, Smith St
Thornbury
Victoria Australia

James Bullen	35,000	0.82%	35,000	0.00%
80, Smith St
Thornbury
Victoria Australia

Mitch Bullen	35,000	0.82%	35,000	0.00%
80, Smith St
Thornbury
Victoria Australia

Paul Bullen	35,000	0.82%	35,000	0.00%
80, Smith St
Thornbury
Victoria Australia

Viv Bullen	35,000	0.82%	35,000	0.00%
80, Smith St
Thornbury
Victoria Australia

Kieu Chung	50,000	1.18%	50,000	0.00%
873 East Georgia
Vancouver
BC Canada

Sharyn Gipperich	35,000	0.82%	35,000	0.00%
44 Melcombe Rd
Ivanhoe
Victoria Australia

Liam Gipperich	35,000	0.82%	35,000	0.00%
44 Melcombe Rd
Ivanhoe
Victoria Australia

C and S Gipperich	35,000	0.82%	35,000	0.00%
44 Melcombe Rd
Ivonhoe
Victoria
Austrailia

Ryan Gipperich	35,000	0.82%	35,000	0.00%
44 Melcombe Rd
Ivanhoe
Victoria Austrailia

Clint Gipperich	35,000	0.82%	35,000	0.00%
44 Melcombe Rd
Ivanhoe
Victoria Australia

Linda Grange	100,000	2.35%	100,000	0.00%
209-151-32500 SF Way
Abbotsford
BC Canada

Eileen Hayward	100,000	2.35%	50,000	0.00%
52 Pannal Ash
Harrogate
N Yorks UK

Sally Hayward	100,000	2.35%	100,000	0.00%
Westdown House
Chinnor
Oxon UK

Lance Leslie	100,000	2.35%	100,000	0.00%
1250 PO Box RR
Barriere
BC Canada

L.D. Leslie	100,000	2.35%	100,000	0.00%
15843 101 Ave
Surrey
BC Canada

Lisa Leslie	100,000	2.35%	100,000	0.00%
207-9830 East Whalley RR
Surrey
BC Canada

Donna Loui	500,000	11.76%	500,000	0.00%
10-1917 West 4th Ave
Vancouver
BC Canada

Joanne Loui	200,000	4.71%	200,000	0.00%
1162 Pender St
Vancouver
BC Canada

Lena Loui	150,000	3.53%	150,000	0.00%
1162 Pender St
Vancouver
BC Canada

Sonia Martinez	50,000	1.18%	50,000	0.00%
Complejo La Poveda.
Blq. 2- 1ºD. 29600 Marbella

Kelly Morris	100,000	2.35%	100,000	0.00%
9 Rodney St
Blackburn
UK

Luke Morris	100,000	2.35%	100,000	0.00%
9 Rodney St
Blackburn UK

Michael Morris	100,000	2.35%	100,000	0.00%
9 Rodney St
Blackburn UK

Katie Palmer	100,000	2.35%	100,000	0.00%
34 Masefild Gdns
Romford UK

Kevin Palmer	100,000	2.35%	100,000	0.00%
34 Masefield Gdns
Romford UK

Richard Palmer	100,000	2.35%	100,000	0.00%
34 Masefield Gdns
Romford UK

Syd Palmer	100,000	2.35%	100,000	0.00%
34 Masefield Gdns
Romford UK

Wendy Palmer	100,000	2.35%	100,000	0.00%
34 Masefield Gdns
Romford UK

Geoffrey Sutton	100,000	2.35%	100,000	0.00%
Harrogate
N Yorks UK

Sue Sutton	100,000	2.35%	100,000	0.00%
34 Rawson St
Harrogate
N Yorks UK

Sophia Yap	100,000	2.35%	100,000	0.00%
404 12082 92
Surrey A Ave
BC Canada

Julian Yardley	50,000	1.18%	50,000	0.00%
Complejo La Poveda.
Blq. 2- 1ºD
29600 Marbella

TOTAL	3,250,000	76.47%	3,250,000	0.00%

[1]	May be considered an underwriter because Donna Loui owns more than 10% of our total outstanding shares of common stock.

         Other than investing money with us, the foregoing selling security holders have had no material relationship with us during the last three years.

         All of persons named as selling security holders exercise voting and/or dispositive powers with respect to the securities to be offered for resale by our selling security holders.

         No selling shareholder is an affiliate of a registered broker dealer.

         The following is a summary of the issuances of all shares:

a)

    On August 20, 2004, we issued 1,000,000 shares of common stock to Thomas Hayward, our sole officer and director in consideration of $0.001 per share or a total of $1,000. The foregoing 3,250,000 shares of common stock were issued as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons.

b)

    Between August 2004 and February 2005, we issued 3,250,000 shares of common stock to thirty- five individuals in consideration of $0.01 per share or a total of $32,500. The 3,250,0000 shares so issued are being registered in this offering. The foregoing 3,250,000 shares of common stock were issued as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons.

    Future Sales of Shares

         A total of 4,250,000 shares of common stock are issued and outstanding. Of the 4,250,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. 3,250,000 shares are being offered for sale by the selling shareholders in this offering.

         Shares purchased in this offering will be immediately resalable without any restriction of any kind.

    DESCRIPTION OF SECURITIES

    Common Stock

         Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

         All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

    Non-cumulative voting

         Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 23.53% of our outstanding shares.

    Cash dividends

         As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

    Anti-takeover provisions

         There are no Delaware anti-takeover provisions that may have the affect of delaying or preventing a change in control.

    Reports

         After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

    Stock transfer agent

         Our stock transfer agent is Signature Stock Transfer Inc. Its telephone number is (972) 612-4120.

    CERTAIN TRANSACTIONS

         In August 2004, we issued 1,000,000 shares of common stock to Thomas P. Hayward in consideration of $1,000. This was counted as a purchase of stock.

         As at April 30, 2008, we owed our president, Thomas P. Hayward $12,561 for expenses incurred on our behalf. The amount is non-interest bearing, unsecured, and due on demand. During the year ended October 31, 2007, we received $71,160 from Mr. Hayward bearing interest at 5% per annum, and due December 31, 2007. On February 12, 2008, we agreed to extend the maturity date to December 31,

    2008 and to increase the interest to 15% per annum effective March 1, 2008. As at April 30, 2008, accrued interest totalling $5,515 was due. There is no due date for the repayment of the funds advanced by Mr. Hayward. Mr. Hayward will be repaid from revenues or operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. There is no written agreement evidencing the advancement of funds by Mr. Hayward or the repayment of the funds to Mr. Hayward. The entire transaction was oral.

         We lease office facilities at 10-1917 West 4th Avenue, Vancouver, British Columbia, Canada, from Mr. Hayward, our president on a month to month basis. Our monthly rental, donated by Mr. Hayward, is $200. Our telephone number is (604) 947-6946.

         We also lease office facilities at 95 Wilton Road, Suite 3, London, United Kingdom SW1V 1BZ from Mr. Hayward on a month to month basis. Our monthly rental, donated by Mr. Hayward, is $200. Our telephone number is 44 (845) 867-5925.

    LITIGATION

         We are not a party to any pending litigation and none is contemplated or threatened.

    EXPERTS

         Our financial statements for the period from inception to October 31, 2007, included in this prospectus have been audited by Manning Elliott, 11th Floor, 1050 North Pender Street, Vancouver, British Columbia V6E 3S7, telephone number (604) 714-3600, as set forth in its report included in this prospectus. Its report is given upon its authority as experts in accounting and auditing.

    LEGAL MATTERS

         The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

    FINANCIAL STATEMENTS

         Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm registered with the Public Company Accounting Oversight Board.

         Our financial statements from inception to October 31, 2007 (audited) and for the six months period ended April 30, 2008, immediately follow:

The Iberian Group Inc.
(A Development Stage Company)
Balance Sheets
(Expressed in U.S. dollars)

	April 30,	October 31,
	2008	2007
	$	$
	(unaudited)
ASSETS

Cash	13,855	29,445

Total Assets	13,855	29,445

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable	12,642	3,086
Accrued liabilities (Note 3(b))	5,515	3,718
Due to related party (Note 3(b))	83,721	91,088

Total Liabilities	101,878	97,892

Contingencies (Note 1)

Stockholders’ Deficit

Common Stock: 100,000,000 shares authorized, $0.0001 par value
4,250,000 shares issued and outstanding	425	425

Additional Paid-in Capital	3,825	3,825

Donated Capital (Note 3(a))	32,600	27,200

Deficit Accumulated During the Development Stage	(124,873)	(99,897)

Total Stockholders’ Deficit	(88,023)	(68,447)

Total Liabilities and Stockholders’ Deficit	13,855	29,445

    (The accompanying notes are an integral part of these financial statements)

The Iberian Group Inc.
(A Development Stage Company)
Statements of Operations
(Expressed in U.S. dollars)
(Unaudited)

	Accumulated from	For the	For the	For the	For the
	August 20, 2004	Three	Three	Six	Six
	(Date of Inception)	Months ended	Months ended	Months ended	Months ended
	to April 30,	April 30,	April 30,	April 30,	April 30,
	2008	2008	2007	2008	2007
	$	$	$	$	$

Revenue	–	–	–	–	–

Operating Expenses

General and administrative (Note 3(a))	119,358	8,851	2,862	22,013	6,306

Total Operating Expenses	119,358	8,851	2,862	22,013	6,306

Net Loss from Operations	(119,358)	(8,851)	(2,862)	(22,013)	(6,306)

Other Expense

Interest expense (Note 3(b))	(5,515)	(2,066)	(536)	(2,963)	(970)

Net Loss	(124,873)	(10,917)	(3,398)	(24,976)	(7,276)

Net Loss Per Share – Basic and Diluted	–	–	–	(0.01)	–

Weighted Average Shares Outstanding	–	4,250,000	4,250,000	4,250,000	4,250,000

    (The accompanying notes are an integral part of these financial statements)

The Iberian Group Inc.
(A Development Stage Company)
Statements of Cash Flows
(Expressed in U.S. dollars)
(Unaudited)
	Accumulated from	For the	For the
	August 20, 2004 (Date	Six	Six
	of Inception)	Months ended	Months ended
	to April 30,	April 30,	April 30,
	2008	2008	2007
	$	$	$

Operating Activities

Net loss	(124,873)	(24,976)	(7,276)

Adjustment to reconcile net loss to net cash used in operating activities:

Donated expenses	32,600	5,400	5,400

Changes in operating assets and liabilities:

Accounts payable	12,642	9,556	340
Accrued liabilities	5,515	1,797	970
Due to related party	12,561	(7,367)	(11,849)

Net Cash Used in Operating Activities	(61,555)	(15,590)	(12,415)

Financing Activities

Advances from a related party	71,160	–	43,989
Proceeds from issuance of common stock	4,250	–	–

Net Cash Provided by Financing Activities	75,410	–	43,989

Increase (Decrease) in Cash	13,855	(15,590)	31,574

Cash – Beginning of Period	–	29,445	259

Cash – End of Period	13,855	13,855	31,833

Supplemental Disclosures

Interest paid	–	–	–
Income taxes paid	–	–	–

    (The accompanying notes are an integral part of these financial statements)

    The Iberian Group Inc.
    (A Development Stage Company)
    Notes to the Financial Statements
    April 30, 2008
    (Expressed in U.S. dollars)

1.	Nature of Operations and Continuance of Business

    The Iberian Group Inc. (the "Company") was incorporated in the State of Delaware on August 20, 2004. The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises”. The Company offers investment real estate consulting services. These consulting services are designed to provide guidance in real estate transactions for North American buyers and others wishing to invest in exclusive foreign real estate.

    These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at April 30, 2008, the Company has a working capital deficiency of $88,023 and has accumulated losses of $124,873 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

    Management estimates the Company will require approximately $180,000 for initial operational costs. The Company had $13,855 in cash on hand at April 30, 2008. The Company currently has no revenue and must rely on the sale of equity securities and advances from related parties to fund operations. The Company will require additional funding from the sale of equity or debt financing to meet future estimated expenditures over the next twelve months. The Company does not have any arrangements in place for any future equity or debt financings, and there is no assurance that the Company will be able to obtain the necessary financings to complete its objectives.

2.	Summary of Significant Accounting Policies

	a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. The Company’s fiscal year-end is October 31.

	b)	Interim financial statements

    These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

	c)	Use of Estimates

    The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to donated expenses and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

    The Iberian Group Inc.
    (A Development Stage Company)
    Notes to the Financial Statements
    April 30, 2008
    (Expressed in U.S. dollars)

2.	Summary of Significant Accounting Policies (continued)

	d)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

	e)	Basic and Diluted Net Income (Loss) Per Share

    The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

	f)	Comprehensive Loss

    SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at April 30, 2008 and 2007, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	g)	Financial Instruments

    The fair value of financial instruments, which include cash, accounts payable, accrued liabilities, and amount due to a related party were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Management is of the opinion that the Company is not exposed to significant interest, currency or credit risks arising from financial instruments.

	h)	Income Taxes

    The Company accounts for income taxes using the asset and liability method in accordance with SFAS No. 109, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduced deferred tax assets to the amount that is believed more likely than not to be realized.

	i)	Foreign Currency Translation

    The Company’s functional and reporting currency is the United States dollar. Occasional transactions may occur in a foreign currency and management has adopted SFAS No. 52 “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

    The Iberian Group Inc.
    (A Development Stage Company)
    Notes to the Financial Statements
    April 30, 2008
    (Expressed in U.S. dollars)

2.	Summary of Significant Accounting Policies (continued)

	j)	Recent Accounting Pronouncements

    In March 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The Company is currently evaluating the impact of SFAS No. 161 on its financial statements, and the adoption of this statement is not expected to have a material effect on the Company’s financial statements.

    In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51”. SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

    In December 2007, the FASB issued SFAS No. 141 (revised 2007) “Business Combinations”. SFAS No. 141 (revised 2007) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141 (revised 2007) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

    In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

    In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

    The Iberian Group Inc.
    (A Development Stage Company)
    Notes to the Financial Statements
    April 30, 2008
    (Expressed in U.S. dollars)

3.	Related Party Transactions

a)

    During the six month period ended April 30, 2008, the Company recognized a total of $2,400 (April 30, 2007 - $2,400) for donated rent at $400 per month provided by the President of the Company. The Company also recognized $3,000 (April 30, 2007 - $3,000) for donated management fees at $500 per month provided by the President. These amounts were recorded as donated capital and charged to operations. During the six month period ended April 30, 2008, the Company incurred management fees of $800 (April 30, 2007 - $nil) to the President of the Company.

b)

    As at April 30, 2008, the Company owes $12,561 (October 31, 2007 - $19,928) to the President of the Company for expenses incurred on behalf of the Company and accrued management fees. The amount is non-interest bearing, unsecured, and due on demand. During the year ended October 31, 2007, the Company received $71,160 from the President of the Company, bearing interest at 5% per annum, and due December 31, 2007. On February 12, 2008, the Company agreed to extend the maturity date to December 31, 2008 and to increase the interest to 15% per annum effective March 1, 2008. As at April 30, 2008, accrued interest totalling $5,515 (October 31, 2007 - $2,552) has been recorded in accrued liabilities.

    Report of Independent Registered Public Accounting Firm

    To the Board of Directors and Stockholders of
    The Iberian Group Inc. (A Development Stage Company)

    We have audited the accompanying balance sheets of The Iberian Group Inc. (A Development Stage Company) as of October 31, 2007 and 2006 and the related statements of operations, cash flows and stockholders' deficit for the years then ended and accumulated from August 30, 2004 (Date of Inception) to October 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Iberian Group Inc. (A Development Stage Company) as of October 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended and accumulated from August 30, 2004 (Date of Inception) to October 31, 2007, in conformity with accounting principles generally accepted in the United States.

    The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenue, has a working capital deficit and has incurred significant operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

    /s/ MANNING ELLIOTT LLP

    CHARTERED ACCOUNTANTS

    Vancouver, Canada

    January 15, 2008

The Iberian Group Inc.
(A Development Stage Company)
Balance Sheets
(Expressed in U.S. dollars)

	October 31,	October 31,
	2007	2006
	$	$
ASSETS

Cash	29,445	259

Total Assets	29,445	259

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable	3,086	552
Accrued liabilities (Note 3(b))	3,718	–
Due to related party (Note 3(b))	91,088	23,777

Total Liabilities	97,892	24,329

Contingencies (Note 1)

Stockholders’ Deficit

Common Stock: 100,000,000 shares authorized, $0.0001 par value
4,250,000 shares issued and outstanding	425	425

Additional Paid-in Capital	3,825	3,825

Donated Capital (Note 3(a))	27,200	16,400

Deficit Accumulated During the Development Stage	(99,897)	(44,720)

Total Stockholders’ Deficit	(68,447)	(24,070)

Total Liabilities and Stockholders’ Deficit	29,445	259

    (The accompanying notes are an integral part of these financial statements)

The Iberian Group Inc.
(A Development Stage Company)
Statements of Operations
(Expressed in U.S. dollars)

	Accumulated from	For the	For the
	August 20, 2004	Year	Year
	(Date of Inception)	ended	ended
	to October 31,	October 31,	October 31,
	2007	2007	2006
	$	$	$

Revenue	–	–	–

Operating Expenses

General and administrative (Note 3(a))	97,345	52,625	25,590

Total Operating Expenses	97,345	52,625	25,590

Net Loss from Operations	(97,345)	(52,625)	(25,590)

Other Expense

Interest expense (Note 3(b))	(2,552)	(2,552)	–

Net Loss	(99,897)	(55,177)	(25,590)

Net Loss Per Share – Basic and Diluted		(0.01)	(0.01)

Weighted Average Shares Outstanding		4,250,000	4,250,000

    (The accompanying notes are an integral part of these financial statements)

The Iberian Group Inc.
(A Development Stage Company)
Statements of Cash Flows
(Expressed in U.S. dollars)

	Accumulated from	For the	For the
	August 20, 2004	Year	Year
	(Date of Inception)	ended	ended
	to October 31,	October 31,	October 31,
	2007	2007	2006
	$	$	$

Operating Activities

Net loss	(99,897)	(55,177)	(25,590)

Adjustment to reconcile net loss to net cash used in
operating activities:

Donated expenses	27,200	10,800	10,800

Changes in operating assets and liabilities:

Accounts payable	3,086	2,534	552
Accrued liabilities	3,718	3,718	–
Due to related party	19,928	(3,849)	12,638

Net Cash Used in Operating Activities	(45,965)	(41,974)	(1,600)

Financing Activities

Advances from a related party	71,160	71,160	–
Proceeds from issuance of common stock	4,250	–	–

Net Cash Provided by Financing Activities	75,410	71,160	–

Increase (Decrease) in Cash	29,445	29,186	(1,600)

Cash – Beginning of Period	–	259	1,859

Cash – End of Period	29,445	29,445	259

Supplemental Disclosures

Interest paid	–	–	–
Income taxes paid	–	–	–

    (The accompanying notes are an integral part of these financial statements.)

The Iberian Group Inc.
(A Development Stage Company)
Statement of Stockholders’ Deficit
For the Period from August 20, 2004 (Date of Inception) to October 31, 2007
(Expressed in U.S. dollars)

						Deficit
						Accumulated
			Additional	Stock		During the
			Paid-in	Subscriptions	Donated	Development
	Shares	Amount	Capital	Receivable	Capital	Stage	Total
	#	$	$	$	$	$	$

Balance – August 20, 2004 (Date
of Inception)	–	–	–	–	–	–	–

Common stock issued for cash at
$0.001 per share	2,500,000	250	2,250	(2,500)	–	–	–

Donated expenses	–	–	–	–	800	–	800

Net loss for the period	–	–	–	–	–	(3,691)	(3,691)

Balance – October 31, 2004	2,500,000	250	2,250	(2,500)	800	(3,691)	(2,891)

Common stock issued for cash at
$0.001 per share	1,750,000	175	1,575	2,500	–	–	4,250

Donated expenses	–	–	–	–	4,800	–	4,800

Net loss for the year	–	–	–	–	–	(15,439)	(15,439)

Balance – October 31, 2005	4,250,000	425	3,825	–	5,600	(19,130)	(9,280)

Donated expenses	–	–	–	–	10,800	–	10,800

Net loss for the year	–	–	–	–	–	(25,590)	(25,590)

Balance – October 31, 2006	4,250,000	425	3,825	–	16,400	(44,720)	(24,070)

Donated expenses	–	–	–	–	10,800	–	10,800

Net loss for the year	–	–	–	–	–	(55,177)	(55,177)

Balance – October 31, 2007	4,250,000	425	3,825	–	27,200	(99,897)	(68,447)

    (The accompanying notes are an integral part of these financial statements)

    The Iberian Group Inc.
    (A Development Stage Company)
    Notes to the Financial Statements
    October 31, 2007
    (Expressed in U.S. dollars)

1.	Nature of Operations and Continuance of Business

    The Iberian Group Inc. (the "Company") was incorporated in the State of Delaware on August 20, 2004. The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises”. The Company offers investment real estate consulting services. These consulting services are designed to provide guidance in real estate transactions for North American buyers and others wishing to invest in exclusive foreign real estate.

    These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at October 31, 2007, the Company has a working capital deficiency of $68,447 and has accumulated losses of $99,897 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

    Management estimates the Company will require approximately $180,000 for initial operational costs. The Company had $29,445 in cash on hand at October 31, 2007. The Company currently has no revenue and must rely on the sale of equity securities and advances from related parties to fund operations. The Company will require additional funding from the sale of equity or debt financing to meet future estimated expenditures over the next twelve months. The Company does not have any arrangements in place for any future equity or debt financings, and there is no assurance that the Company will be able to obtain the necessary financings to complete its objectives.

2.	Summary of Significant Accounting Policies

	a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. The Company’s fiscal year-end is October 31.

	b)	Use of Estimates

    The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to donated expenses and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

    The Iberian Group Inc.
    (A Development Stage Company)
    Notes to the Financial Statements
    October 31, 2007
    (Expressed in U.S. dollars)

2.	Summary of Significant Accounting Policies (continued)

	c)	Basic and Diluted Net Income (Loss) Per Share

    The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti- dilutive.

	d)	Comprehensive Loss

    SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at October 31, 2007 and 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	e)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

	f)	Financial Instruments

    The fair value of financial instruments, which include cash, accounts payable, accrued liabilities, and amount due to a related party were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Management is of the opinion that the Company is not exposed to significant interest, currency or credit risks arising from financial instruments.

	g)	Income Taxes

    The Company accounts for income taxes using the asset and liability method in accordance with SFAS No. 109, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduced deferred tax assets to the amount that is believed more likely than not to be realized.

	h)	Foreign Currency Translation

    The Company’s functional and reporting currency is the United States dollar. Occasional transactions may occur in a foreign currency and management has adopted SFAS No. 52 “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

    The Iberian Group Inc.
    (A Development Stage Company)
    Notes to the Financial Statements
    October 31, 2007
    (Expressed in U.S. dollars)

2.	Summary of Significant Accounting Policies (continued)

	i)	Recent Accounting Pronouncements

    In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141 (revised 2007) “Business Combinations”. SFAS No. 141 (revised 2007) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141 (revised 2007) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

    In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51”. SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

    In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for- sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

    In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement in fiscal 2007 did not have a material effect on the Company's financial statements.

    The Iberian Group Inc.
    (A Development Stage Company)
    Notes to the Financial Statements
    October 31, 2007
    (Expressed in U.S. dollars)

2.	Summary of Significant Accounting Policies (continued)

	i)	Recent Accounting Pronouncements (continued)

    In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

    In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year consolidated financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The adoption of SAB No. 108 in fiscal 2007 did not have a material effect on the Company’s financial statements.

    In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the consolidated financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected have a material effect on the Company's future reported financial position or results of operations.

3.	Related Party Transactions

a)

    During the year ended October 31, 2007, the Company recognized a total of $4,800 (2006 - $4,800) for donated rent at $400 per month provided by the President of the Company. The Company also recognized $6,000 (2006 - $6,000) for donated management fees at $500 per month provided by the President. These amounts were recorded as donated capital and charged to operations. During the year ended October 31, 2007, the Company paid management fees of $8,000 (2006 - $nil) to the President of the Company.

b)

    As at October 31, 2007, the Company owes $19,928 (2006 - $23,777) to the President of the Company for expenses incurred on behalf of the Company and accrued management fees. The amount is non-interest bearing, unsecured, and due on demand. During the year ended October 31, 2007, the Company received $71,160 from the President of the Company, bearing interest at 5% per annum and is due on December 31, 2007. As at October 31, 2007, accrued interest totalling $2,552 has been recorded in accrued liabilities.

    The Iberian Group Inc.
    (A Development Stage Company)
    Notes to the Financial Statements
    October 31, 2007
    (Expressed in U.S. dollars)

    4.   Income Taxes

    The Company has incurred net operating losses as scheduled below:

Year of		Year of
Loss	Amount	Expiration

2004	$2,891	2024
2005	10,639	2025
2006	14,790	2026
2007	44,377	2027

	$72,697

    The reconciliation of income tax attributable to continuing operations computed at the statutory tax rate of 35% to income tax expense is:

	2007	2006
	$	$

Income tax benefit computed at statutory rates	19,312	8,957
Donated expenses	(3,780)	(3,780)
Change in valuation allowance	(15,532)	(5,177)

Provision for income taxes	–	–

    The significant components of the Company’s deferred tax assets and liabilities, after applying enacted corporate income tax rates, are as follows:

	2007	2006
	$	$

Deferred income tax assets

Net operating losses carried forward	25,444	9,912

Valuation allowance	(25,444)	(9,912)

Net deferred income tax asset	–	–

         Until _______________________, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

    PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

    ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

	SEC Registration Fee	$1.28
	Printing Expenses	200.00
	Accounting Fees and Expenses	14,098.72
	Legal Fees and Expenses	15,000.00
	Blue Sky Fees/Expenses	500.00
	Transfer Agent Fees	200.00
	TOTAL	$30,000.00

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         We do not have any provisions in our Articles of Incorporation or Bylaws to indemnify our officers or directors.

         Section 102 of the Delaware General Corporation Law (‘DGCL”) as amended allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of DGCL or obtained an improper personal benefit.

         Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the registrant) by reason of the fact that the person is or was a director, officer, agent or employee of the registrant or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the registrant, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the registrant as well but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the registrant, unless the court believes that in light of all the circumstances indemnification should apply.

         Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

         Our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability: for any breach of the director’s duty of loyalty to the registrant or our stockholders; for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; under section 174 of the DGCL regarding unlawful dividends and stock purchases; or for any transaction from which the director derived an improper personal benefit. These provisions are permitted under Delaware law.

         The indemnification provisions contained in our Certificate of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

         We have no directors and officers’ liability insurance at this time. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification would be required or permitted.

         Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable

    ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

         Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as follows:

a)

    On August 20, 2004, we issued 1,000,000 shares of common stock to Thomas Hayward, our sole officer and director in consideration of $0.001 per share or a total of $1,000. The foregoing 3,250,000 shares of common stock were issued as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons.

b)

    Between August 2004 and February 2005, we issued 3,250,000 shares of common stock to thirty- five individuals in consideration of $0.01 per share or a total of $32,500. The 3,250,0000 shares so issued are being registered in this offering. The foregoing 3,250,000 shares of common stock were issued as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons.

    ITEM 16.     EXHIBITS.

         The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

		Incorporated by reference
Exhibit					Filed
Number	Document Description	Form	Date	Number	herewith
3.1	Articles of Incorporation.	10-SB	7/12/07	3.1
3.2	Bylaws.	10-SB	7/12/07	3.2
4.1	Specimen Stock Certificate.	10-SB	7/12/07	4.1
5.1	Opinion of The Law Office of Conrad C.				X
	Lysiak, P.S., regarding the legality of the
	Securities being registered.
14.1	Code of Ethics.	10-SB	7/12/07	14.1
23.1	Consent of Manning Elliott.				X
23.2	Consent of The Law Office of Conrad C.				X
	Lysiak, P.S.
99.1	Audit Committee Charter.	10-SB	7/12/07	99.1
99.2	Disclosure Committee Charter.	10-SB	7/12/07	99.2

    ITEM 17.     UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

    reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

    That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

    To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

    Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

    The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

		(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

    To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, Canada on this 14th day of July, 2008.

    THE IBERIAN GROUP INC.

    BY:   THOMAS P. HAYWARD
             Thomas P. Hayward, President, Principal Executive
             Officer, Secretary, Treasurer, Principal Financial
             Officer, Principal Accounting Officer and sole
             member of the Board of Directors.

    EXHIBIT INDEX

		Incorporated by reference
Exhibit					Filed
Number	Document Description	Form	Date	Number	herewith
3.1	Articles of Incorporation.	10-SB	7/12/07	3.1
3.2	Bylaws.	10-SB	7/12/07	3.2
4.1	Specimen Stock Certificate.	10-SB	7/12/07	4.1
5.1	Opinion of The Law Office of Conrad C.				X
	Lysiak, P.S., regarding the legality of the
	Securities being registered.
14.1	Code of Ethics.	10-SB	7/12/07	14.1
23.1	Consent of Manning Elliott.				X
23.2	Consent of The Law Office of Conrad C.				X
	Lysiak, P.S.
99.1	Audit Committee Charter.	10-SB	7/12/07	99.1
99.2	Disclosure Committee Charter.	10-SB	7/12/07	99.2